PRICING SUPPLEMENT NO. 47                                         Rule 424(b)(3)
DATED:  January 26, 2000                                      File No. 333-83049
(To Prospectus dated August 9, 1999
and Prospectus Supplement dated August 9, 1999)

                                 $7,878,183,000
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount: $25,000,000   Floating Rate Notes [x]   Book Entry Notes [x]

Original Issue Date: 2/2/2000   Fixed Rate Notes [ ]      Certificated Notes [ ]

Maturity Date: 2/2/2001         CUSIP#: 073928MQ3

Option to Extend Maturity:      No    [x]
                                Yes   [ ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------        -----------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:  N/A

[ ]   Commercial Paper Rate              Minimum Interest Rate:  N/A

[ ]   Federal Funds Rate                 Interest Reset Date(s):  *

[ ]   Treasury Rate                      Interest Reset Period:  Quarterly

[ ]   LIBOR Reuters                      Interest Payment Date(s):  **

[x]   LIBOR Telerate

[ ]   Prime Rate

[ ]   CMT Rate

Initial Interest Rate: 6.04875%          Interest Payment Period:  Quarterly

Index Maturity:  Three Months

Spread (plus or minus):  0.0%

*    5/2/2000, 8/2/2000 and 11/2/2000.

**   5/2/200, 8/2/2000, 11/2/2000 and 2/2/2001.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.